Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 Amendment No. 5 of Harbin Electric, Inc. of our report dated March 16, 2006 on our audits of the financial statements of Harbin Electric, Inc. and subsidiaries as of December 31, 2005 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
November 6, 2006